Exhibit 3.2

SIGNET INTERNATIONAL HOLDINGS, INC.

A Delaware Corporation

AMENDED AND RESTATED BYLAWS

SIGNET INTERNATIONAL HOLDINGS, INC.

A Delaware Corporation

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SIGNET INTERNATIONAL HOLDINGS, INC.

(the “Corporation”)

A Delaware Corporation

AMENDED AND RESTATED BYLAWS

ARTICLE I. OFFICES

Section 1.1 PRINCIPAL OFFICES.

The Board of Directors (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or without the State of Delaware. If the principal executive office is located outside the State of Delaware, and the Corporation has one or more business offices in the State of Delaware, the Board shall fix and designate a principal business office in the State of Delaware.

Section 1.2 OTHER OFFICES.

The Board may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II. SHAREHOLDERS

Section 2.1 ANNUAL MEETING.

The annual meeting of the shareholders for the election of directors to succeed those whose terms expire and for the transaction of any other business as may properly come before the meeting shall be held on the third Tuesday of May in each year at 9:00 a.m. However, if the day fixed for the annual meeting shall be a statutory holiday, then the meeting shall be held on the next succeeding business day. If an annual meeting of the shareholders is not held as prescribed in these bylaws, the election of directors may be held at any meeting subsequently called pursuant to these bylaws.

Section 2.2 SPECIAL MEETINGS.

Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board (the “Chair”), the President, or one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at the meeting.

If a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail to the Chair, the President, any Vice-President or the Secretary of the corporation. The request shall also specify the time of the meeting which shall not be less than thirty-five (35) nor more than sixty (60) days after receipt of the request. The officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time specified. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this Section shall be construed as limiting, fixing or affecting the time when a shareholders’ meeting called by action of the Board may be held.

Section 2.3 PLACE OF MEETINGS.

All meetings of the shareholders shall be at any place within or without the State of Delaware as designated by the Board. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.4 NOTICE.

All notices of shareholder meetings shall be sent or otherwise given in accordance with Section 2.5 of these bylaws, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and: (1) in the case of a special meeting, the general nature of the business to be transacted; or (2) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

Section 2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any shareholders’ meeting shall be given either personally or by first class mail or telegraphic or other written communication, including emails, charges prepaid addressed to the shareholder at the address (including email address) of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or has been so given, notice shall be deemed to have been given if sent to that shareholder by first class mail or telegraphic or other written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, actually transmitted by electronic means to the recipient by the person giving the notice, or sent by other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service was unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the notices shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the Secretary, any Assistant Secretary, or any transfer agent of the Corporation giving the notice, and filed and maintained in the minute book of the Corporation.

Section 2.6 QUORUM.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any shareholders’ meeting constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the departure from the meeting of enough shareholders to leave less than a quorum, if any action taken, other than an adjournment, is approved by at least a majority of the shares required to constitute a quorum.

Section 2.7 ADJOURNED MEETING; NOTICE.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6.

When any shareholders’ meeting, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5. At any adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 2.8 VOTING.

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of General Corporation Law sections 217 to 218, inclusive, (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership), as amended. The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.

Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. On any matter other than the election of directors, any shareholder may vote part of the shares owned by that shareholder in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote.

If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders had withdrawn), the affirmative vote of a majority of the shares represented and voting, provided the shares voting affirmatively also constitute a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by Delaware General Corporation Law or by the corporation’s Certificate of Incorporation.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cast for any candidate a number of votes greater than the number of votes which the shareholder normally is entitled to cast, or “cumulate votes,” unless the candidate’s name has been placed in nomination before commencement of the voting and a shareholder has given notice before the commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given that notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one (1) candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to and including the number of directors to be elected shall be elected.

Section 2.9 WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special shareholders’ meeting, except that if an action is taken or proposed to be taken for approval of any of those matters specified in Section 2.4, the waiver of notice or consent shall state the general nature of the proposal. All waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

Section 2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Directors may be elected by written consent without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that a vacancy on the Board (other than a vacancy created by the removal of a director) not filled by the Board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All written consents shall be filed with the Secretary and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holder, transferee of the shares, or personal representative or their respective proxy holders, may revoke the consent by a writing received by the Secretary before the written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Section 2.11 RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS.

For purposes of determining the shareholders entitled to notice of any meeting, or to vote or to give consent to corporate action without a meeting, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days or less than ten (10) days before the date of any such meeting or more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Delaware General Corporation Law.

If the Board does not fix a record date:

The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting shall be (1) when no prior action by the Board has been taken, the day on which the first written consent is given; or (2) when prior action of the Board has been taken, at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of any other action, whichever is later.

The record date for any other purpose shall be as provided in Article VII of these bylaws.

Section 2.12 PROXIES.

Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy, whether by personal signature, typewriting, telegraphic transmission, or otherwise, by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless: (1) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person who executed the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (2) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.

Section 2.13 INSPECTORS OF ELECTION.

Before any meeting of the shareholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chair of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be three (3). If inspectors are appointed at a meeting on the request of one (1) or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether three (3) inspectors are to be appointed. If any person appointed as an inspector fails to appear or fails or refuses to act, the chair of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors of election shall:

(a)	determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	receive votes, ballots, or consents;

(c)	hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	count and tabulate all votes or consents;

(e)	determine when the polls shall close;

(f)	determine the result; and

(g)	do any other act that may be proper to conduct the election or vote with fairness to all shareholders.

Section 2.14 CONDUCT OF MEETINGS.

Subject to any limitations in the Certificate of Incorporation or these Bylaws and to any provision of the Delaware General Corporation Law, all annual and special meetings of shareholders shall be conducted in accordance with those rules and procedures as the Board may determine and, as to matters not governed by those rules and procedures, as the chair of the meeting shall determine, including, without limitation, the establishment of rules and procedures for the maintenance of order, safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to the meeting after the time prescribed for its commencement, and the opening and closing of the voting polls.

ARTICLE III. BOARD OF DIRECTORS

Section 3.1 POWERS.

Subject to any limitations in the Certificate of Incorporation or these Bylaws, and to any provision of the Delaware General Corporation Law requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day to day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 3.2 NUMBER, TENURE AND QUALIFICATIONS.

The authorized number of directors of the Board shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by the whole Board.

Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. If an annual meeting is not held, or the directors are not elected at that annual meeting, the directors may be elected at any special meeting of the shareholders held for that purpose. Directors need not be shareholders.

Section 3.3 REGULAR MEETINGS.

A regular annual meeting of the Board shall be held immediately after, and at the same place as, the annual meeting of shareholders for the purpose of electing officers and transacting any other business. The Board may provide for other regular meetings from time to time by resolution. In the absence of this type of resolution, other regular meetings of the Board shall be held quarterly on the third Tuesday of May, August, November, and February, at 10:00 a.m. However, if this day falls on a statutory holiday, then the meeting shall be held on the next succeeding business day. Annual and other regular meetings may be held without call or notice.

Section 3.4 SPECIAL MEETINGS.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chair, the President, any Vice-President, the Secretary, or any (two) directors.

Notice of the time and place of special meetings shall be delivered by first class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation, electronic transmission or personal notice. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of meeting. In case the notice is delivered personally, or by telephone or telegram it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the Corporation.

Section 3.5 PLACE OF MEETINGS.

Meetings of the Board may be held at any place within or without the State of Delaware that has been designated in the notice. If a place has not been stated in the notice or there is no notice, meetings shall be held at the principal executive office of the Corporation unless another place has been designated by a resolution duly adopted by the Board.

Section 3.6 PARTICIPATION BY ELECTRONIC MEANS.

Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment. Participation in a meeting through use of conference telephone constitutes presence in person at that meeting pursuant to this Section 3.6 as long as all members participating in the meeting are able to hear one another. Participation in a meeting through the use of communications equipment other than conference telephone constitutes presence in person at that meeting pursuant to this Section 3.6 as long as each member participating in the meeting can communicate with all other participants concurrently; each member may participate in all matters before the board, including proposing or objecting to a specific action to be taken by the corporation; and the corporation verifies prior to the meeting that persons participating in the meeting are entitled to participate, and that any action or vote taken at the meeting is taken only by the directors.

Section 3.7 QUORUM.

A majority of authorized directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given, in the manner specified in Section 3.4 of these Bylaws, prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

Section 3.8 ACTION AT MEETING.

Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of Delaware General Corporation Law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.9 WAIVER OF NOTICE.

The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes of that meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of any meeting of the Board need not be given to any director who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

Section 3.10 ACTION WITHOUT A MEETING.

Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.11 REMOVAL.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony, as defined in Title 11 - Crimes and Criminal Procedure, of the Delaware Code.

The entire Board or any individual director may be removed from office without cause by a vote of those shareholders holding a majority of the outstanding shares entitled to vote at an election of the director or directors concerned; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to that removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if that action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

If the office of a director is so declared vacant or if the Board or any one or more directors be so removed, new directors may be elected at the same meeting.

Section 3.12 RESIGNATIONS.

Any director may resign effective on giving written notice to the Chair or the President or the Secretary or the entire Board, unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.13 VACANCIES.

Except for a vacancy created by the removal of a director, all vacancies on the Board, whether caused by resignation, death, or otherwise, may be filled by a majority of the remaining directors, even though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term for which elected until a successor is elected and qualified. Vacancies created by the removal of a director may be filled only by approval of a majority of the shareholders entitled to vote at an election of directors. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote, except that filling a vacancy created by removal of a director shall require the written consent of the holders of all outstanding shares entitled to vote.

A vacancy or vacancies on the Board shall be deemed to exist: in the event of the death, resignation or removal of any director; if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony; if the authorized number of directors is increased; or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

Section 3.14 COMPENSATION.

Directors and members of committees may not receive compensation for their services, and reimbursement for expenses as may be fixed or determined by a resolution of the Board. This Section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.15 COMMITTEES.

The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

Any committee, to the extent provided in a resolution of the Board, shall have all the authority of the Board in the management of the business and affairs of the Corporation, except with respect to:

(a)	the approval of any action requiring shareholders’ approval or approval of the outstanding shares;

(b)	the filling of vacancies on the Board or any committee;

(c)	the fixing of compensation of directors for serving on the Board or a committee;

(d)	the adoption, amendment or repeal of a Bylaw or Bylaws;

(e)	the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)	a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board; and

(g)	the appointment of other committees of the Board or the members of the committee.

Section 3.16 MEETINGS AND ACTION OF COMMITTEES.

Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these Bylaws dealing with meetings of directors, with those changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; special meetings of committees may also be called by resolution of the Board; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE IV. OFFICERS

Section 4.1 NUMBER AND TERM.

The officers of the Corporation shall be a Chairman or a President, or both, one or more Vice-Presidents, a Secretary and a Chief Financial Officer, all of whom shall be chosen by the Board. In addition, the Board may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have the authority and perform the duties as the Board may from time to time determine. The officers to be appointed by the Board shall be chosen annually at the regular meeting of the Board held after the annual shareholders’ meeting and shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any employment contract. If officers are not chosen at that meeting of the Board, they shall be chosen as soon after the meeting as shall be convenient. Each officer shall hold office until that officer’s successor shall have been duly chosen or until that officer’s removal or resignation.

Section 4.2 INABILITY TO ACT.

In the case of the absence or the inability to act of any officer of the Corporation and of any person authorized by these Bylaws to act in the officer’s place, the Board may from time to time delegate the powers or duties of that officer to any other officer, or any director or other person whom it may select.

Section 4.3 REMOVAL AND RESIGNATION.

Subject to the rights, if any, of an officer under any contract of employment, any officer chosen by the Board may be removed at any time, with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer on whom that power of removal may be conferred by the Board.

Any officer chosen by the Board may resign at any time by giving a written notice of resignation to the Corporation. Unless a different time is specified in the notice, that resignation shall be effective upon its receipt by the Chair, the President, the Secretary, or the Board.

Section 4.4 VACANCIES.

A vacancy in any office because of any cause may be filled by the Board for the unexpired portion of the term.

Section 4.5 CHAIRMAN.

The Chairman (the term Chairman, as used herein, shall refer to both the chairman or chairwoman, as the case may be), if such office is filled by the Board, shall when present, preside at all meetings of shareholders and the Board and shall perform all other duties as are incident to the office or are assigned by the Board. If the Chairman is designated as the chief executive officer or if there is no President or Vice-President performing the duties of the President pursuant to Section 4.7, the Chairman shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 4.6.

Section 4.6 PRESIDENT.

The President shall be the general manager, and, unless the Chairman has been designated by the Board as the chief executive officer, the chief executive officer of the Corporation and, in the absence of the Chairman (if a Chairman has been appointed) or during any period in which the office of Chairman is for any reason vacant, shall preside at all shareholders’ meetings and, if a member, at all meetings of the Board. If the President is the chief executive officer, the President shall, subject to the control of the Board, have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board, shall make reports to the Board and shareholders, and shall perform all such other duties as are incident to that office or are properly required by the Board. If the President is not the chief executive officer, the President shall have those powers and discharge those duties as may be assigned from time to time by the Chairman or by the Board.

Section 4.7 VICE PRESIDENTS.

In the absence of the President, or in the event of the President’s death, disability, or refusal to act, the Vice President or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any designation, then in the order of their selection, shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have those powers and discharge those duties as may be assigned from time to time by the chief executive officer or by the Board.

Section 4.8 SECRETARY.

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation, or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted pursuant to Section 7.2 of these Bylaws, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

The Assistant Secretary or Secretaries who may be appointed by the Board, in the order of their seniority shall, in the absence or disability of the Secretary, or in the event of the Secretary’s refusal to act, perform the duties and exercise the powers and discharge those duties as may be assigned from time to time by the chief executive officer or by the Board.

Section 4.9 CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. The Assistant or Assistants to the Chief Financial Officer who may be appointed by the Board, in the order of their seniority shall, in the absence or disability of the Chief Financial Officer, or in the event of the Chief Financial Officer’s refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have those powers and discharge those duties as may be assigned from time to time by the President or by the Board.

Section 4.10 SALARIES.

The salaries of the officers may be fixed from time to time by the Board and no officer shall be prevented from receiving that salary by reason of the fact that the officer is also a director of the Corporation.

Section 4.11 APPROVAL OF LOANS TO OFFICERS.

The Corporation may, upon the approval of the Board alone, make loans of money or property to, or guarantee the obligations of, any officer of the Corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that:

(a)	the Board determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation;

(b)	the Corporation has outstanding shares held of record by 100 or more persons on the date of approval by the Board; and

(c)	the approval of the Board is by a vote sufficient without counting the vote of any interested director or directors.

ARTICLE V. EXECUTION OF CORPORATE INSTRUMENTS,
RATIFICATION OF CONTRACTS, AND
VOTING OF SHARES OWNED BY THE CORPORATION

Section 5.1 EXECUTION OF CORPORATE INSTRUMENTS.

The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and that execution or signature shall be binding upon the Corporation. Unless otherwise specifically determined by the Board:

(a)	formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal (except for share certificates issued by the Corporation), and share certificates owned by the Corporation, shall be executed, signed, or endorsed by the President, or jointly endorsed by any Vice-President and the Secretary, Assistant Secretary, Chief Financial Officer or Assistant Financial Officer;

(b)	checks drawn on banks or other depositories on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed in a manner, including a facsimile signature, and by a person or persons as shall be authorized by the Board;

(c)	dividend warrants, drafts, insurance policies, and all other instruments and documents requiring the corporate signature, but not requiring the corporate seal, shall be executed or signed in the manner directed by the Board; and

(d)	share certificates issued by the Corporation shall be signed in a manner, including a facsimile signature, jointly by (1) the President or a Vice-President and (2) the Secretary or an Assistant Secretary.

Section 5.2 RATIFICATION BY SHAREHOLDERS.

The Board may, in its discretion, submit any contract or act for approval or ratification by the shareholders at any annual shareholders’ meeting or at any special shareholders’ meeting called for that purpose. Any contract or act which shall be approved or ratified by the holders of a majority of the voting power of the Corporation represented at that meeting shall be as valid and binding upon the Corporation as though approved or ratified by each and every shareholder of the Corporation, unless a greater vote is required by law for this purpose.

Section 5.3 VOTING OF SHARES OWNED BY THE CORPORATION.

All shares of other corporations owned or held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect to those shares shall be executed, by the person authorized to do so by resolution of the Board or, in the absence of such authorization, by the President, any of the Vice-Presidents, the Secretary or any Assistant Secretary.

ARTICLE VI. SHARE CERTIFICATES

Section 6.1 FORM OF CERTIFICATES.

Share certificates of the Corporation shall be in a form and design as the Board shall determine. Each certificate shall state the certificate number, the date of issuance, the number, designation, class, and the name of the record holder of the shares represented by the certificate, the name of the Corporation.

Section 6.2 TRANSFER OF SHARES.

Shares may be transferred in any manner permitted or provided by law. Before any transfer of shares is entered upon the books of the Corporation or recognized by the designated transfer agent or registrar of the Corporation, or any new certificate is issued replacing an existing certificate, the existing certificate, properly endorsed, shall be surrendered and canceled, except when the certificate has been lost or destroyed.

Section 6.3 LOST CERTIFICATES.

The Board may order a new share certificate to be issued in the place of any certificate alleged to have been lost or destroyed, but in every case the owner of the lost certificate may be required to give the Corporation a bond, with surety, in the form and amount as the Board may determine, as indemnity against any loss or claim that the Corporation may incur by reason of the issuance of a new certificate.

ARTICLE VII. MISCELLANEOUS

Section 7.1 RECORD DATE FOR PURPOSES OTHER MAN NOTICE AND VOTING.

For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action (other than an action by shareholders by written consent without a meeting), the Board may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before any action. Shareholders on the record date are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by applicable law.

If the Board does not fix a record date, the record date for determining shareholders for any purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 7.2 CORPORATE SEAL.

The Corporation may have a corporate seal in such form as shall be prescribed and adopted by the Board.

Section 7.3 FISCAL YEAR.

The fiscal year of the Corporation shall end on the 31st day of December.

Section 7.4 ANNUAL STATEMENT OF GENERAL INFORMATION.

The Corporation shall annually during the calendar month in which its original Certificate of Incorporation were filed or the applicable prescribed time period, file with the Secretary of State of the State of Delaware, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, the Secretary, and the Chief Financial Officer, the street address of the Corporation’s principal executive office or principal business office in the State of Delaware, and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Delaware General Corporation Law.

Section 7.5 MAINTENANCE AND INSPECTION OF SHARE REGISTER.

The Corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the Board, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the Corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors, may: (i) inspect and copy the records of shareholders’ names, addresses, and shareholdings during usual business hours on five (5) days’ prior written demand on the Corporation; (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.

Any inspection and copying under this Section 7.5 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 7.6 MAINTENANCE AND INSPECTION OF BYLAWS.

The Corporation shall keep at its principal executive office or, if its principal executive office is not in the State of Delaware, at its principal business office in Delaware the original or a copy of these Bylaws as amended to date, which Bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Delaware and the Corporation has no principal business office in such state, then the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these Bylaws as amended to date.

Section 7.7 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

The accounting books and records and the minutes of proceedings of the shareholders, of the Board, and of any committee or committees of the Board shall be kept at such place or places as are designated by the Board or, in absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

Section 7.8 INSPECTION BY DIRECTORS.

Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the Corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

Section 7.9 ANNUAL REPORT TO SHAREHOLDERS; WAIVER.

The Board shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these Bylaws for giving notice to shareholders of the Corporation.

The annual report shall contain:

(a)	a balance sheet as of the end of the fiscal year; an income statement;

(b)	a statement of changes in financial position for the fiscal year; and

(c)	any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

The foregoing requirement of an annual report shall be waived so long as the shares of the Corporation are held by fewer than one hundred (100) holders of record.

Section 7.10 FINANCIAL STATEMENTS.

If no annual report for the fiscal year has been sent to shareholders, then the Corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the Corporation as of the end of that period, then the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.10 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or by the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

Section 7.11 CONSTRUCTION AND DEFINITIONS.

Unless the context otherwise requires, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law as in effect from time to time shall govern the construction of these Bylaws and references to particular sections of the Delaware General Corporation Law shall include any successor provisions.

ARTICLE VIII. INDEMNIFICATION

Section 8.1 RIGHT OF INDEMNIFICATION.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that the person, or another person for whom that person is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of the predecessor corporation, including, without limitation, service with respect to employee benefit plans, whether the basis of the Proceeding is alleged conduct in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (an “Agent”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may in the future be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that the amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior to the amendment) against all expenses, liability, and loss (including, without limitation, attorney fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed, and any federal, state, local, or foreign taxes or liens imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) incurred or suffered by the person in connection with investigating, defending, being a witness in, or participating in, including, without limitation, appellate proceedings, or preparing for any of the foregoing in, any Proceeding (“Expenses”). The right to indemnification conferred in this Article shall be a contractual right. It is the Corporation’s intention that these Bylaws provide indemnification in excess of that expressly permitted by Delaware General Corporation Law as authorized by the Corporation’s Certificate of Incorporation.

Section 8.2 AUTHORITY TO ADVANCE EXPENSES.

Expenses incurred by an officer or director, acting in that corporate capacity in defending a proceeding, shall be paid by the Corporation in advance of the final disposition of that proceeding; provided, however, that if required by the Delaware General Corporation Law, such expenses shall be advanced only on the delivery to the Corporation of an undertaking by or on behalf of that director or officer to repay the amount if it shall ultimately be determined that that director or officer was not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the Corporation, or by the directors or officers not acting in their corporate capacity, including, without limitation, service with respect to employee benefit plans, may be advanced on the receipt of a similar undertaking, if required by law, and upon any other terms and conditions as the Board deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged these advances.

Section 8.3 RIGHT OF CLAIMANT TO BRING SUIT.

If a claim under Section 8.1 or 8.2 of these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time subsequent to the running of that time period commence a proceeding against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, shall be entitled to be paid for the expense, including, without limitation, attorney fees, of prosecuting the claim. It shall be a defense to any proceeding, other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation, that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving that defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of the action that indemnification of the claimant would be proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its shareholders) that the claimant had not met the applicable standard of conduct, shall either be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 8.4 PROVISIONS NONEXCLUSIVE.

The rights conferred on any person by this Article shall not be exclusive of any other rights that the person may have or may later acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of the shareholders or disinterested directors, or otherwise, both as to any action in an official capacity and as to any action in another capacity while holding office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

Section 8.5 AUTHORITY TO INSURE.

The Corporation may purchase and maintain insurance to protect itself and any agent against any expense asserted against them or incurred by an agent, whether or not the Corporation would have the power to indemnify the agent against the expense under applicable law or the provisions of this Article.

Section 8.6 SURVIVAL OF RIGHTS.

The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

Section 8.7 SETTLEMENT OF CLAIMS.

The Corporation shall not be liable to indemnify any Agent under this Article: (1) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (2) for any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of the action.

Section 8.8 EFFECT OF AMENDMENT.

Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of that amendment, repeal, or modification.

Section 8.9 SUBROGATION.

In the event of a payment under this Article, the Corporation shall be subrogated to the extent of that payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including, without limitation, the execution of any documents necessary to enable the Corporation effectively to bring suit to enforce those rights.

Section 8.10 NO DUPLICATION OF PAYMENTS.

The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable pursuant to these Bylaws.

ARTICLE IX. AMENDMENTS

Section 9.1 AMENDMENT BY SHAREHOLDERS.

New Bylaws may be adopted or existing Bylaws may be amended or repealed by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation.